Exhibit 10.6.1

AMBARELLA, INC.

CHANGE OF CONTROL AND SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between [NAME] (“Executive”) and Ambarella, Inc. (the “Company”), effective as of [DATE], 2009 (the “Effective Date”).

RECITALS

1. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

2. The Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

3. The Board believes that it is imperative to provide Executive with certain severance benefits upon Executive’s termination of employment following a Change of Control. The Board further believes that it is imperative to provide Executive with certain severance benefits if the Company were to terminate Executive’s employment without cause during the term of this Agreement. These benefits will provide Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

4. Certain capitalized terms used in the Agreement are defined in Section 7 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Term of Agreement. This Agreement will continue indefinitely until terminated by written consent of the parties hereto. Notwithstanding the previous sentence, if Executive becomes entitled to benefits pursuant to Section 3 of this Agreement, the Agreement will terminate when all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will, as defined under applicable law. If Executive’s employment terminates for any reason, Executive will not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or pursuant to the Company’s policies in place at the time of the termination (to the extent applicable) and the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses.

3. Severance Benefits.

(a) Termination without Cause Apart From a Change of Control. If the Company terminates Executive’s employment with the Company without Cause, and such termination occurs either prior to three (3) months before or after twelve (12) months following a Change of Control, and Executive signs and does not revoke a release of claims with the Company as required by Section 4 and resigns as a member of the Board, if applicable, effective no later than thirty (30) days following Executive’s termination, then Executive will receive the following from the Company:

(i) Accrued Compensation. The Company will pay Executive all accrued but unpaid vacation, expense reimbursements, wages, any earned (but yet unpaid) bonus or commission and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

(ii) Severance Payment. Executive is entitled to receive a lump sum payment of severance equal to the sum of (x) 100% of Executive’s annual base salary as in effect immediately prior to Executive’s termination date and (y) the portion of Executive’s annual target bonus prorated monthly based on the number of months of service completed for the fiscal year which the Executive’s employment terminates.

(iii) Equity Awards. If Executive has been employed by the Company for less than twelve (12) months, Executive will not receive any accelerated vesting of his or her outstanding equity awards, except as may be set forth in Executive’s individual equity award agreements or the terms of the Company’s equity award plans. If Executive has been employed by the Company for at least twelve (12) months, Executive’s outstanding equity awards will immediately vest as to that number of shares that would have otherwise vested during the twelve (12)-month period following the date of Executive’s termination.

(iv) Continued Health Benefits. If (1) Executive constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) Executive elects continuation health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will pay the premiums for such health continuation coverage at the levels in effect immediately prior to Executive’s termination until the earlier of (A) twelve (12) months from the last date of Executive’s employment with the Company, or (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans.

(b) Termination without Cause or Resignation for Good Reason in Connection with a Change of Control. If the Company terminates Executive’s employment with the Company without Cause or if Executive resigns from such employment for Good Reason, and such termination occurs within the period beginning three (3) months before and ending twelve (12) months after a Change of Control, and Executive signs and does not revoke a release of claims with the Company as required by Section 4 and resigns as a member of the Board, if applicable, effective no later than thirty (30) days following Executive’s termination, then Executive will receive the following from the Company:

(i) Accrued Compensation. The Company will pay Executive all accrued but unpaid vacation, expense reimbursements, wages, any earned (but yet unpaid) bonus or commission, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

(ii) Severance Payment. Executive is entitled to receive a lump sum payment of severance equal to the sum of (x) 100% of Executive’s annual base salary as in effect immediately prior to Executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control and (y) the portion of Executive’s annual target bonus prorated monthly based on the number of months of completed service for the fiscal year which Executive’s employment terminates.

(iii) Equity Awards. If the Change of Control occurs before the one (1)-year anniversary of Executive’s employment commencement date, then Executive’s outstanding equity awards will immediately vest as to that number of shares that would have otherwise vested during the twenty-four (24)-month period following the date of Executive’s termination. If the Change of Control occurs on or after the one (1)-year anniversary of Executive’s employment commencement date, then Executive’s outstanding equity awards will vest as to one hundred percent (100%) of the total number of shares subject to each of Executive’s then outstanding equity awards.

(iv) Continued Health Benefits. If (1) Executive constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Code and (2) Executive elects continuation health coverage pursuant to COBRA for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will pay the premiums for such health continuation coverage at the levels in effect immediately prior to Executive’s termination until the earlier of (A) (12) months from the last date of Executive’s employment with the Company, or (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans.

(c) Disability; Death. If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his or her death, and Executive (or, as applicable, Executive’s designated beneficiary, if living, or otherwise the personal representative of Executive’s estate) signs and does not revoke a release of claims with the Company as required by Section 4, then Executive (or, as applicable, Executive’s designated beneficiary, if living, or otherwise the personal representative of Executive’s estate) will receive the following from the Company:

(i) Accrued Compensation. The Company will pay Executive (or, as applicable, Executive’s designated beneficiary, if living, or otherwise the personal representative of Executive’s estate) all accrued but unpaid vacation, expense reimbursements, wages, any earned (but yet unpaid) bonus or commission, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

(ii) Severance Payment. Executive (or, as applicable, Executive’s designated beneficiary, if living, or otherwise the personal representative of Executive’s estate) is entitled to receive a lump sum payment of severance equal to 100% of Executive’s annual base salary as in effect immediately prior to Executive’s termination date.

(d) Timing of Severance Payments. Unless otherwise required pursuant to Section 5 of this Agreement, the Company will pay the cash severance payments to which Executive is entitled under this Agreement in a lump sum as soon as practicable following the date of termination, provided, however, that such payment will be delayed to the extent required by Section 4 and/or Section 5 of this Agreement. Except to the extent payment is delayed pursuant to Section 5(b), all cash severance payments under this Agreement will be paid no later than the fifteenth (15) day of the third month following the fiscal year in which the termination occurs.

(e) Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason in connection with a Change of Control) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(f) Exclusive Remedy. In the event of a termination of Executive’s employment as set forth in Section 3(a), 3(b) or 3(c) of this Agreement, the provisions of Section 3(a), 3(b) or 3(c), as applicable, are intended to be and are mutually exclusive of each other and exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Executive will be entitled to no benefits, compensation or other payments or rights upon a termination of employment other than those benefits expressly set forth in Section 3 of this Agreement. If Executive should receive the benefits set forth in Section 9(d) of this Agreement, the benefits provided in Section 3(a)(iv) or Section 3(b)(iv) will be reduced by the number of months Executive received Company-paid COBRA continuation coverage under Section 9(d).

4. Conditions to Receipt of Severance.

(a) Release of Claims Agreement. The receipt of any severance or other benefits pursuant to Section 3 will be subject to Executive (or, as applicable, Executive’s designated beneficiary, if living, or otherwise the personal representative of Executive’s estate) signing and not revoking a Release Agreement, attached hereto as Exhibit A, B and C, as applicable based on the Executive’s age upon termination and whethersuch termination qualifies as a group termination under the Age Discrimination in Employment Act of 1967, and such release becoming effective and irrevocable within sixty (60) days of Executive’s termination or such earlier date as required by the release (such deadline, the “Release Deadline”). If the release of claims does not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to severance or benefits under this Agreement. In no event will severance payments or benefits be paid or provided until the release of claims becomes effective and irrevocable. Notwithstanding anything in this Agreement to the contrary, in the event severance payments or benefits provided under this Agreement would be considered Deferred Compensation Separation Benefits (as defined below), then the following timing of payments will apply to such Deferred Compensation Separation Benefits, in each case subject to any delay in payment required by Section 409A (and provided the release becomes effective and irrevocable): (i) if the Release Deadline is on or before December 10 of the calendar year of Executive’s “separation from service” (within the meaning of Section 409A of the Code, and the final regulations and official guidance promulgated thereunder (together, “Section 409A”)), any portion of Executive’s severance payments or benefits provided under this Agreement that would be considered Deferred Compensation Separation Benefits will be paid on or before December 31 of that calendar year, or such later time as required by (A) the payment schedule applicable to each payment or benefit, or (B) if applicable, Section 409A (as set forth in Section 5 below); and (ii) if the Release Deadline is after December 10 of the calendar year of Executive’s “separation from service” (within the meaning of Section 409A), any portion of the severance payments or benefits provided under this Agreement that would be considered Deferred Compensation Separation Benefits will be paid on the first payroll date to occur during the calendar year following the calendar year in which such separation of service occurs or such later time as required by (A) the payment schedule applicable to each payment or benefit, (B) the Release Deadline, or (C) if applicable, Section 409A (as set forth in Section 5 below).

(b) Other Requirement. Executive’s receipt of any payments or benefits under Section 3 will be subject to Executive continuing to comply with the terms of any confidential information agreement executed by Executive in favor of the Company and the provisions of this Agreement.

5. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) that are payable within the first six (6) months following Executive’s termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his or her termination but prior to the six (6) month anniversary of his or her termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(b) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(c) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(d) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

6. Excise Tax Gross-Up. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the Federal and/or State excise tax imposed by Section 4999 of the Code, then Executive will receive a payment from the Company sufficient to pay such excise tax (the “Gross-Up Payment”). For the avoidance of doubt, Executive shall not receive any additional payment from the Company for any additional income, employment, excise or other taxes imposed on Executive as a result of Executive’s receipt of the Gross-Up Payment from the Company. Unless Executive and the Company agree otherwise in writing, the determination of Executive’s excise tax liability, if any, and the amount, if any, required to be paid under this Section 6 will be made in writing by the independent auditors who are primarily used by the Company immediately prior to the Change of Control (the “Accountants”). For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Executive and the Company agree to furnish such information and documents as the Accountants may reasonably request in order to make a determination under this Section 6. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6. The Company will pay any Gross-Up Payment to Executive within thirty (30) days after the receipt of the Accountants’ determination, but in no event later than the close of the calendar year following the calendar year in which Executive pays the excise taxes to the Internal Revenue Service (the “IRS”).

7. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Cause. Termination by the Company of the Executive’s employment for “Cause” will mean:

(i) Executive’s willful and continued failure to substantially perform the duties of Executive’s position, other than failure resulting from Executive’s complete or partial incapacity due to physical or mental illness or impairment;

(ii) Executive’s willful and continued failure to substantially perform the specific and lawful directives of the Board, as reasonably determined by the Board, other than failure resulting from Executive’s complete or partial incapacity due to physical or mental illness or impairment;

(iii) Executive’s willful commission of an act of fraud or dishonesty resulting in, or that is likely to result in, material economic or financial injury to the Company; or

(iv) Executive’s willful engagement in illegal conduct which was or is reasonably likely to be materially injurious to the Company;

For purposes of this Section 7(a), no act, or failure to act, on Executive’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith. In the event of any alleged breach pursuant to (i) or (ii) of this Section 7(a), the Company will first give Executive written notice which specifically identifies the manner in which the Board believes that the Executive’s conduct constitutes the alleged performance breach to enable Executive to correct the deficiency within a reasonable time period, which will not be less than thirty (30) days, before the Company can proceed with a termination for Cause under either (i) or (ii) of this Section 7(a). In the event of any alleged conduct described in (iii) or (iv) of this Section 7(a), the Company will deliver to Executive written notice which sets forth the Board’s finding that Executive engaged in such conduct and specifying the particulars thereof. In the event of a Change of Control pursuant to which the Company is not the surviving entity, then on and after such Change of Control, all determinations and actions required to be taken by the Board under this Section 7(a) shall be made or taken by the board of directors of the surviving entity, or if the surviving entity is a subsidiary, then by the board of directors of the ultimate parent corporation of the surviving entity.

(b) Change of Control. A “Change of Control” will be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (i), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

(ii) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any Person acquires ownership of the stock of the

Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change of Control;

(iii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twenty-four (24) month period by directors whose appointment or election is not approved by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (iii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

(iv) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity,

For these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

(c) Disability. For the purpose of this Agreement, “Disability” shall have the meaning set forth in Section 409A.

(d) Good Reason. The Executive is entitled to terminate employment for Good Reason. For the purpose of this Agreement, “Good Reason” will mean Executive’s termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without Executive’s express written consent:

(i) A reduction by the Company of Executive’s base salary or annual target bonus in effect immediately prior to such reduction; provided, however, that such reduction in base salary or target bonus in connection with similar percentage reductions imposed on all executive-level employees shall not constitute “Good Reason”;

(ii) A reduction by the Company of Executive’s health or welfare benefits (including without limitation benefits under any of the Company’s life insurance, medical, health and accident, disability, or other benefit plans) in effect immediately prior to such reduction; provided, however, that such reduction in benefits in connection with similar percentage reductions imposed on all executive-level employees shall not constitute “Good Reason”;

(iii) Either (A) the relocation of the Company’s offices at which Executive is principally employed immediately prior to the Change of Control (“Principal Location”), or (B) the Company’s requiring the Executive to be based anywhere other than the Executive’s Principal Location, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations prior to the Change of Control; provided that, in the case of either (A) or (B), the relocation is to a location more than thirty (30) miles from the Executive’s Principal Location (unless such relocation does not increase Executive’s commuting distance);

(iv) The failure of the Company to continue in effect any material compensation or benefit plan or practice in which Executive is eligible to participate in immediately prior to the effective date of the Change of Control (other than any equity based plan), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Company’s failure to continue Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive’s participation relative to other participants, as existed immediately prior to the effective date of the Change of Control;

(v) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 8 hereof; or

(vi) A material diminution in Executive’s authority, duties, responsibilities, title or reporting structure relative to Executive’s authority, duties, responsibilities, title or reporting structure in effect immediately prior to such reduction; provided, however, that a material diminution in Executive’s title or reporting structure solely by virtue of the Company being acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise will not by itself sufficient to constitute “Good Reason”.

Executive will not resign for Good Reason without first providing the Company with written notice within sixty (60) days of the event that Executive believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice.

(e) Section 409A Limit. “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

8. Successors.

(a) The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 8(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Arbitration.

(a) The Company and Executive each agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration under the arbitration rules set forth in California Code of Civil Procedure Sections 1280 through 1294.2, including Section 1281.8 (the “Act”), and pursuant to California law. Disputes that the Company and Executive agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims. The Company and Executive further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive. However, claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by the Executive to the appropriate court or government agency.

(b) Procedure. The Company and Executive agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”). The Arbitrator will have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The Arbitrator will have the power to award any remedies available under applicable law, and the Arbitrator will award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The Company will pay for any administrative or hearing fees charged by the Arbitrator or JAMS except that Executive will pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fees as Executive would have instead paid had he or she filed a complaint in a court of law. The Arbitrator will administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the Arbitrator will apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law will take precedence. The decision of the Arbitrator will be in writing. Any arbitration under this Agreement will be conducted in Santa Clara County, California.

(c) Remedy. Except as provided by the Act and this Agreement, arbitration will be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

(d) Healthcare Coverage in Event of Dispute. In the event that any dispute between Executive and the Company becomes subject to arbitration pursuant to this Section 9, and provided that (1) Executive constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Code; and (2) Executive elects continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA, the Company will pay the premiums for such health continuation coverage at the levels in effect immediately prior to Executive’s termination until the earlier of (A) the resolution of the arbitration dispute or (B) the date upon which the Company would no longer be required to provide such continuation coverage pursuant to Section 3.

(e) Administrative Relief. Executive understands that this Agreement does not prohibit him or her from pursuing any administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim, except as permitted by law.

(f) Voluntary Nature of Agreement. Each of the Company and Executive acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by anyone. Executive further acknowledges and agrees that he or she has carefully read this Agreement and has asked any questions needed for him or her to understand the terms, consequences, and binding effect of this Agreement and fully understands it, including that Executive is waiving his or her right to a jury trial. Finally, Executive agrees that he or she has been provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

10. Notice.

(a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.

(b) Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 10(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by the Company or by Executive, as applicable, to include in the notice any fact or circumstance which contributes to a showing of Cause or Good Reason, as applicable, will not waive any right of the Company or Executive, as applicable, hereunder or preclude the Company or Executive, as applicable, from asserting such fact or circumstance in enforcing its, his or her rights hereunder.

11. Non-Solicitation. Executive agrees that for a period of twelve (12) months immediately following termination, Executive shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

12. Miscellaneous Provisions.

(a) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(b) Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d) Entire Agreement. This Agreement, including its exhibits, constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California without regard to principles of its conflict of laws.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes.

(h) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY	AMBARELLA, INC.

By:

Title:

Date:

EXECUTIVE	By:

Title:

Date:

EXHIBIT A

RELEASE AGREEMENT

For Employee 40 Years Old or Older in Group Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Ambarella, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); (f) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds I receive as a result of the Agreement; and (g) any and all claims for attorneys’ fees and costs; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I agree that this Release shall be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any obligations incurred under the Agreement. This Release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give me the right to recover any monetary damages against the Company; my release of claims herein bars me from recovering such monetary relief from the Company).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA

Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to the Company’s Board of Directors; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to my release of unknown claims.

I hereby represent that I have been paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to me, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

Signature:

Printed Name:

Date:

EXHIBIT B

RELEASE AGREEMENT

For Employee 40 Years Old or Older in Individual Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Ambarella, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); (f) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds I receive as a result of the Agreement; and (g) any and all claims for attorneys’ fees and costs; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to the Company’s Board of Directors; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I agree that this Release shall be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any obligations incurred under the Agreement. This Release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give me the right to recover any monetary damages against the Company; my release of claims herein bars me from recovering such monetary relief from the Company).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to my release of unknown claims.

I hereby represent that I have been paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to me, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

Signature:

Printed Name:

Date:

EXHIBIT C

RELEASE AGREEMENT

For Employee Under 40 Years Old in Individual or Group Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Ambarella, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended); (f) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds I receive as a result of the Agreement; and (g) any and all claims for attorneys’ fees and costs; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I agree that this Release shall be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any obligations incurred under the Agreement. This Release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give me the right to recover any monetary damages against the Company; my release of claims herein bars me from recovering such monetary relief from the Company).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to my release of unknown claims.

I hereby represent that I have been paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to me, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

Signature:

Printed Name:

Date: